Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 15, 2024 relating to the financial statements of VNUE, Inc. as of December 31, 2023 and 2022 and to all references to our firm included in this Registration Statement

Certified Public Accountants

Lakewood, CO

April 18, 2024